Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:    Investor Relations – John Hobbs

Media – Michelle DeGrand

+1 425-453-9400

ESTERLINE REPORTS FISCAL 2019 FIRST QUARTER FINANCIAL RESULTS

•	Fiscal 2019 First Quarter Results
○	Sales of $485.0 million
○	GAAP income from continuing operations of $34.0 million, or $1.14 per diluted share
○

Adjusted income from continuing operations of $36.8 million, or $1.24 per diluted share, excludes $3.0 million, or $0.10 per diluted share, of expenses related to the company’s pending transaction with TransDigm

BELLEVUE, Wash., January 31, 2019 – Esterline Corporation (NYSE:ESL) (www.esterline.com), a leading specialty manufacturer serving global aerospace and defense markets, today reported results for the fiscal 2019 first quarter ended December 28, 2018.

On October 9, 2018, the company entered into a definitive agreement and plan of merger pursuant to which TransDigm Group Incorporated (TransDigm) will purchase all of the outstanding shares of Esterline common stock for $122.50 per share in cash. Esterline shareholders approved the transaction on January 17, 2019. The transaction is expected to close in March or April of 2019.

Consolidated GAAP first quarter revenue of $485.0 million compared favorably with the prior-year result of $482.0 million.

Consolidated GAAP earnings from continuing operations in the first quarter of fiscal 2019 were $34.0 million, or $1.14 per diluted share. These results included $3.0 million, or $0.10 per diluted share, of after-tax expenses directly related to Esterline’s pending transaction with TransDigm. Adjusted earnings from continuing operations were $36.8 million, or $1.24 per diluted share, excluding these transaction-related expenses.

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Page 2 of 7 Esterline Reports Fiscal 2019 First Quarter Financial Results

In the first quarter of fiscal 2018, the company recorded a consolidated GAAP loss from continuing operations of $34.8 million, or $1.16 per diluted share. Enactment of the U.S. Tax Cuts and Jobs Act (TCJA) of 2017 resulted in a provisional one-time, non-cash tax expense of $48.6 million, or $1.62 per diluted share, during the period. Excluding the discrete impact of the TCJA, the company generated adjusted earnings from continuing operations of $13.8 million, or $0.46 per diluted share, during the first fiscal quarter of 2018.

First Quarter Results of Operations

The company reported consolidated operating earnings before interest and tax in the first quarter of fiscal 2019 of $49.0 million, or 10.1% of sales, compared with $24.9 million, or 5.2% of sales, reported in the prior year. The improvement in operating earnings was driven primarily by gross margin expansion in each of the business segments and lower levels of R&D expenditures in fiscal 2019 as certain aircraft programs moved into production over the course of fiscal 2018.

The Avionics & Controls segment reported fiscal 2019 first quarter operating earnings of $29.3 million, or 13.9% of sales, on sales of $210.7 million. This compares with operating earnings of $19.2 million, or 9.5% of sales, on sales of $202.7 million in the same period of fiscal 2018. The earnings improvement resulted from a 2.4 percentage point expansion of gross margins in the segment and lower R&D expense. Each business platform within the segment contributed to the gross margin expansion.

The Sensors & Systems segment reported fiscal first quarter operating earnings of $23.1 million, or 12.8% of sales, on sales of $179.4 million. The segment’s operating earnings in the same period of 2018 were $11.5 million, or 6.6% of sales, on sales of $175.5 million. Sensors & Systems segment operating profit and margins have expanded significantly over the course of the past year. Modestly higher sales, a 2.9 percentage point expansion of gross margins and lower overhead costs were the key drivers of the significant increase in profitability.

The Advanced Materials segment reported fiscal first quarter operating earnings of $20.1 million, or 21.2% of sales, on sales of $94.8 million. During the same period of fiscal 2018, the segment reported operating earnings of $13.9 million, or 13.4% of sales, on sales of $103.9 million. The fiscal 2018 first quarter performance included $19.5 million of sales and an operating loss of $6.0 million from the Kirkhill business, which Esterline divested in the second fiscal quarter of 2018.

The company ended the quarter with a cash balance of $391 million, up approximately $19 million from the end of fiscal 2018.

In light of the previously announced agreement with TransDigm, the company will not hold a first quarter earnings conference call or provide financial guidance for fiscal 2019.

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Page 3 of 7 Esterline Reports Fiscal 2019 First Quarter Financial Results

Non-GAAP Financial Information

This press release may include non-GAAP financial measures—adjusted earnings from continuing operations and adjusted earnings from continuing operations per diluted share—that have not been calculated in accordance with generally accepted accounting principles (GAAP) in the U.S. Adjusted earnings from continuing operations consist of earnings from continuing operations attributable to Esterline less the one-time expenses associated with the TCJA and the expenses related to the proposed transaction with TransDigm (described further in the tables below). Adjusted earnings from continuing operations per diluted share divides each element of adjusted earnings from continuing operations by the weighted average number of shares outstanding, diluted for the periods presented. In accordance with the SEC’s requirements, below is the reconciliation of the non-GAAP adjusted earnings from continuing operations to the comparable GAAP earnings from continuing operations in the applicable periods.

In millions, except per share amounts
	Three Months Ended December 28, 2018		Three Months Ended December 29, 2017
		Diluted		Diluted
		EPS		EPS
Earnings (Loss) from Continuing Operations Attributable to Esterline (GAAP), Net of Tax	$34.0	$1.14	$(34.8)	$(1.16)
Provisional Tax Expense (Benefit) Due to TCJA	(0.2)	0.00	48.6	1.62
Expenses Related to Proposed Transaction, Net of Tax of $1.0	3.0	0.10	—	—

Adjusted Earnings from Continuing Operations (non-GAAP), Net of Tax	$36.8	$1.24	$13.8	$0.46

The company provides these non-GAAP financial measures as supplemental information to the GAAP financial measures. Management uses these non-GAAP financial measures to (a) evaluate the company’s historical and prospective financial performance and its performance relative to its competitors, (b) allocate resources, and (c) measure the operational performance of the company’s business units.

In addition, management believes including these non-GAAP financial measures enhances investors’ and financial analysts’ understanding of the company’s performance as well as their ability to assess and compare the company’s historical results of operations.

These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the comparable GAAP measures, and free cash flow is not necessarily indicative of amounts available for discretionary use. There are limitations to these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled measures of other companies due to potential differences in methods of calculation and items that comprise the calculation. The company compensates for these limitations by using these non-GAAP financial measures as a supplement to the GAAP measures and by providing reconciliations of the non-GAAP and comparable GAAP financial measures. The non-GAAP financial measures should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

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Page 4 of 7 Esterline Reports Fiscal 2019 First Quarter Financial Results

This press release contains “forward-looking statements,” including statements regarding the proposed acquisition of Esterline by TransDigm, within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or the company’s future financial performance. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will,” or the negative of such terms or other comparable terminology. These forward-looking statements are only predictions based on the current intent and expectations of the management of Esterline, are not guarantees of future performance or actions, and involve risks and uncertainties that are difficult to predict and may cause Esterline’s or its industry’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Esterline’s actual results and the timing and outcome of events, including the proposed transaction with TransDigm, may differ materially from those expressed in or implied by the forward-looking statements due to risks detailed in Esterline’s public filings with the Securities and Exchange Commission including the definitive proxy statement filed with the SEC in connection with the proposed transaction with TransDigm and Esterline’s most recent Report on Form 10-K.

-30- See attached Consolidated Statement of Operations, Consolidated Sales and Earnings from Continuing Operations by Segment, and Consolidated Balance Sheet

Page 5 of 7 Esterline Reports Fiscal 2019 First Quarter Financial Results

ESTERLINE TECHNOLOGIES CORPORATION

Consolidated Statement of Operations (unaudited)

In thousands, except per share amounts

	Three Months Ended
	December 28, 2018	December 29, 2017
Segment Sales
Avionics & Controls	$210,744	$202,703
Sensors & Systems	179,448	175,468
Advanced Materials	94,795	103,874

Net Sales	484,987	482,045
Cost of Sales	318,857	334,316

	166,130	147,729
Expenses
Selling, general and administrative	92,738	99,897
Research, development and engineering	20,404	25,966
License fee income	—	(3,025)
Transaction costs	4,021	—

Total Expenses	117,163	122,838

Operating Earnings from Continuing Operations	48,967	24,891
Interest Income	(827)	(298)
Interest Expense	6,774	7,604
Other Income	(2,143)	(1,742)

Earnings from Continuing Operations Before Income Taxes	45,163	19,327
Income Tax Expense	11,280	53,789

Earnings (Loss) from Continuing Operations Including Noncontrolling Interests	33,883	(34,462)
Loss (Earnings) Attributable to Noncontrolling Interests	71	(353)

Earnings (Loss) from Continuing Operations Attributable to Esterline, Net of Tax	33,954	(34,815)
Loss from Discontinued Operations Attributable to Esterline, Net of Tax	(156)	(166)

Net Earnings (Loss) Attributable to Esterline	$33,798	$(34,981)

Earnings (Loss) Per Share — Basic:
Continuing Operations	$1.15	$(1.16)
Discontinued Operations	(.01)	(.01)

Earnings (Loss) Per Share — Basic	$1.14	$(1.17)

Earnings (Loss) Per Share — Diluted:
Continuing Operations	$1.14	$(1.16)
Discontinued Operations	(.01)	(.01)

Earnings (Loss) Per Share — Diluted	$1.13	$(1.17)

Weighted Average Number of Shares Outstanding — Basic	29,530	29,903

Weighted Average Number of Shares Outstanding — Diluted	29,887	29,903

Page 6 of 7 Esterline Reports Fiscal 2019 First Quarter Financial Results

ESTERLINE TECHNOLOGIES CORPORATION

Consolidated Sales and Earnings from Continuing Operations by Segment (unaudited)

In thousands

	Three Months Ended
	December 28, 2018	December 29, 2017
Segment Sales
Avionics & Controls	$210,744	$202,703
Sensors & Systems	179,448	175,468
Advanced Materials	94,795	103,874

Net Sales	$484,987	$482,045

Earnings from Continuing Operations Before Income Taxes
Avionics & Controls	$29,293	$19,181
Sensors & Systems	23,053	11,522
Advanced Materials	20,125	13,898

Segment Earnings	72,471	44,601

Corporate expense	(23,504)	(19,710)
Interest income	827	298
Interest expense	(6,774)	(7,604)
Other income	2,143	1,742

Earnings from Continuing Operations Before Income Taxes	$45,163	$19,327

Page 7 of 7 Esterline Reports Fiscal 2019 First Quarter Financial Results

ESTERLINE TECHNOLOGIES CORPORATION

Consolidated Balance Sheet

In thousands

	December 28, 2018		September 28, 2018
Assets	(unaudited	)
Current Assets
Cash and cash equivalents	$391,182		$372,406
Accounts receivable, net	439,401		441,696
Inventories	452,190		457,226
Income tax refundable	10,697		9,077
Prepaid expenses	24,393		19,975
Other current assets	4,272		3,497

Total Current Assets	1,322,135		1,303,877
Property, Plant and Equipment, Net	309,734		314,806

Other Non-Current Assets
Goodwill	1,013,461		1,030,667
Intangibles, net	289,869		306,085
Deferred income tax benefits	44,873		44,008
Other assets	37,309		33,249
Non-current assets of businesses held for sale	—		4,225

Total Assets	$3,017,381		$3,036,917

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$123,979		$147,438
Accrued liabilities	228,865		232,730
Current maturities of long-term debt	17,439		17,546
Federal and foreign income taxes	7,763		5,160
Current liabilities of businesses held for sale	—		144

Total Current Liabilities	378,046		403,018
Long-Term Liabilities
Long-term debt, net of current maturities	646,845		654,922
Deferred income tax liabilities	26,095		28,899
Pension and post-retirement obligations	56,909		57,755
Long-term taxes payable	33,204		32,902
Other liabilities	18,776		16,294
Total Shareholders’ Equity	1,857,506		1,843,127

Total Liabilities and Shareholders’ Equity	$3,017,381		$3,036,917